Exhibit 10.7

Execution Version

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of March 17, 2021, by and between NewLake Capital Partners, Inc., a Maryland corporation (the “Company”), and David Weinstein (the “Indemnitee”).

WHEREAS, the Indemnitee is a member of the board of directors of the Company (the “Board of Directors”), and may also have another Corporate Status (as hereinafter defined) with the Company, and in such capacity or capacities (as applicable), is performing a valuable service for the Company;

WHEREAS, the laws of the State of Maryland permit the Company to enter into contracts with members of its Board of Directors, and/or individuals serving in one or more other Corporate Status, with respect to indemnification of such persons; and

WHEREAS, to induce the Indemnitee to continue to provide services to the Company as a member of the Board of Directors or in another Corporate Status, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee in connection with any Proceeding (as hereinafter defined) to the maximum extent permitted by law, regardless of, among other things, any amendment to or revocation of the Company’s Charter (as hereinafter defined), or any acquisition transaction relating to the Company, the Company desires to enter into this Indemnification Agreement with Indemnitee.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee hereby agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following words and terms shall have the following respective meanings:

A. “Bylaws” means the bylaws of the Company, as they may be amended from time to time.

B. “Change in Control” shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, or any successor in interest thereto, whether through the ownership of voting securities, by contract or otherwise, including but not limited to a change which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof (the “Exchange Act”) or as may otherwise be determined pursuant to a resolution of the Board of Directors. A rebuttable presumption of a Change in Control shall be created by any of the following which first occur after the date hereof and the Company shall have the burden of proof to overcome such presumption:

i. the ability of any “Person” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) together with an “Affiliate” or “Associate” (as defined in Rule 12b-2 of the Exchange Act) or “Group” (within the meaning of Section 13(d)(3) of the Exchange Act) to exercise or direct the exercise of 50% or more of the combined voting power of all outstanding shares of stock of the Company in the election of its directors (“Interested Party”) (provided, however, “Interested Party” shall not include an agent, broker, nominee, custodian or director, solely in their capacity as such, for one or more persons who do not individually or as a group possess such power),

ii. during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by the directors representing two- thirds of the directors then in office who were the directors at the beginning of the period,

iii. the approval of the stockholders of the Company of:

(a) a merger or consolidation of the Company with any Interested Party,

(b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, to or with any Interested Party in any transaction or series of transactions, of the Company’s assets or the assets of any subsidiary of the Company having a market value equal to 30% or more of the aggregate market value of all assets of the Company determined on a consolidated basis, all outstanding shares of stock of the Company, or the earning power or net income of the Company, determined on a consolidated basis,

(c) the issuance or transfer by the Company, or any subsidiary thereof, to any Interested Party in any transaction or a series of transactions, of securities with a value equal to 20% or more of the aggregate market value of the then outstanding voting shares of stock of the Company other than the issuance or transfer of such shares of stock to all the Company stockholders on a pro rata basis, or

(d) the adoption of any plan or proposal for the complete liquidation or dissolution of the Company proposed by an Interested Party or pursuant to any agreement, arrangement or understanding, whether or not in writing, with any Interested Party.

iv. any receipt by any Interested Party, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantages provided by or through the Company other than the receipt of such advantages which are provided to all the Company stockholders on a pro rata basis.

C. “Charter” means the charter (as defined in the MGCL) of the Company, as it may be in effect from time to time.

D. “Corporate Status” describes the status of a person who is or was a director, officer, employee, trustee, partner, manager agent or fiduciary of the Company or of any other Enterprise which such person is or was serving at the express request of the Company.

E. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding (as hereinafter defined) in respect of which indemnification is sought by the Indemnitee.

F. “Effective Date” means the date of this Agreement as set forth above.

G. “Enterprise” means the Company and any other corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (whether conducted for profit or not for profit) that Indemnitee is or was serving at the express written request of the Company or any predecessor of the Company or any of their majority-owned subsidiaries as a director, trustee, manager, partner, officer, employee, agent or fiduciary.

H. “Expenses” shall include all attorneys’ fees and costs, retainers, court or arbitration costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond or other appeal bond or its equivalent.

I. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past two years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

J. “MGCL” means the Maryland General Corporation Law.

K. “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, or any other proceeding, including appeals therefrom, whether civil, criminal, administrative, or investigative, except one initiated by the Indemnitee pursuant to Article VII of this Agreement to enforce such Indemnitee’s rights under this Agreement.

ARTICLE II

INDEMNIFICATION

A. The Company shall indemnify Indemnitee as provided in this Agreement and the Charter and the Bylaws to the fullest extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that neither the amendment nor repeal of any provision of the Charter, the Bylaws or this Agreement or any amendment to, repeal of, or change in Maryland law shall apply to or be effective to reduce the benefits available to the Indemnitee with respect to any act or failure to act which occurred prior to that amendment, repeal, adoption or change.

B. The Indemnitee shall be entitled to the rights of indemnification provided in this Article II if, by reason of such Indemnitee’s Corporate Status, such Indemnitee is, or is threatened to be made, a party to any Proceeding, including a Proceeding brought by or in the right of the Company. Unless prohibited by this Article II, Article XI, or any other provision of this Agreement, the Indemnitee shall be indemnified against Expenses, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by or on behalf of such Indemnitee in connection with such Proceeding or any claim, issue or matter therein unless it is finally determined that such indemnification is not permitted by Maryland law, the Charter or the Bylaws.

C. Notwithstanding Paragraphs 2(A) and 2(B) above, the Company shall not provide indemnification for any loss, liability or Expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee that is a member of the Board of Directors or a member of the board of directors of an Affiliate of the Company unless at least one of the following conditions are met:

i. there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

ii. such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

iii. a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

D. Any indemnification payments under this Agreement may be paid only out of the net assets of the Company and no portion may be recoverable from the stockholders of the Company.

ARTICLE III

WITNESS EXPENSES

Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of such Indemnitee’s Corporate Status, a witness for any reason in any Proceeding to which such Indemnitee is not a party, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection therewith.

ARTICLE IV

ADVANCES

A. The Company, without requiring a preliminary determination of indemnification, shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding in which Indemnitee may be involved including as a party, a witness or otherwise, by reason of Indemnitee’s Corporate Status, within twenty (20) days after the receipt by the Company of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding. Such statement shall reasonably evidence the Expenses incurred by the Indemnitee.

B. Notwithstanding Paragraph 4(A) above, the Company shall not advance any Expenses incurred by or on behalf of the Indemnitee as a result of any Proceeding unless all of the following conditions are satisfied:

i. the Indemnitee has provided the Company with a written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification as authorized by the MGCL, the Charter and the Bylaws has been met; and

ii. the Indemnitee has provided a written undertaking by or on behalf of Indemnitee, in form and substance reasonably acceptable to the Company, to repay to the Company the funds or portion thereof advanced to the Indemnitee relating to any claims, issues or matters in the Proceeding as to which it shall be finally determined that the standard of conduct has not been met and which have not been successfully resolved as described in Paragraph 4(D) below.

C. The undertaking required by this Article IV shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. At Indemnitee’s request, advancement of any such Expense shall be made by the Company’s direct payment of such Expenses instead of reimbursement of Indemnitee’s payment of such Expenses.

D. Without limiting the indemnification obligations set forth in Article II, if Indemnitee is not wholly successful in any Proceeding covered by this Agreement, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Article IV for all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Paragraph 4(D) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

ARTICLE V

DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

A. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therewith such documentation and information reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

B. Upon such written request pursuant to Paragraph 5(A), a determination with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board of Directors or the stockholders of the Company, in which case by the person or persons or in the manner provided in clause (ii) of this Paragraph 5(B)); (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable, or, even if obtainable, if such quorum of Disinterested Directors so directs, at the option of Disinterested Directors either (a) by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (b) by the stockholders of the Company. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten (10) days after such determination.

C. The Indemnitee shall cooperate with the person or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and shall hold the Indemnitee harmless therefrom.

D. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Paragraph 5(B) hereof, the Independent Counsel shall be selected as provided in this Paragraph 5(D). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, and the Company shall give written notice to the Indemnitee advising such Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, or if a quorum consisting of Disinterested Directors is not obtainable, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee, or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the grounds that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article I of this Agreement. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel until a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Paragraph 5(A) hereof, no Independent Counsel shall have been selected or, if selected, shall have been objected to, either the Company or the Indemnitee may petition a court for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Paragraph 5(B) hereof. The Company shall pay all reasonable fees and expenses of Independent Counsel incurred in connection with acting pursuant to Paragraph 5(B) hereof, and all reasonable fees and expenses incident to the selection of such Independent Counsel pursuant to this Paragraph 5(D) and shall agree to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or the Independent Counsel’s engagement as such pursuant hereto. In the event that a determination of entitlement to indemnification is to be made by Independent Counsel and such determination shall not have been made and delivered in a written opinion within 90 days after the receipt by the Company of the Indemnitee’s request in accordance with Paragraph 5(A), upon the due commencement of any judicial proceeding in accordance with Paragraph 7(A) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity.

ARTICLE VI

PRESUMPTIONS

A. In making a determination with respect to entitlement or indemnification hereunder, the person or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome such presumption by clear and convincing evidence. It shall be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Without limitation of the foregoing, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge or actions, or failure to act, of any director, trustee, manager, partner, officer, employee, agent or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

B. If the person or entity making the determination whether the Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating of documentation and/or information relating thereto. The foregoing provisions of this Paragraph 6(B) shall not apply: (i) if the determination of entitlement to indemnification is to be made by the stockholders and if within 15 days after receipt by the Company of the request for such determination, the Board of Directors resolves to submit such determination to the stockholders for consideration at an annual or special meeting thereof to be held within 75 days after such receipt and such determination is made at such meeting, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Paragraph 5(B) of this Agreement.

C. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

ARTICLE VII

REMEDIES

A. In the event that: (i) a determination is made that the Indemnitee is not entitled to indemnification under this Agreement, or (ii) advancement of Expenses is not timely made pursuant to this Agreement, or (iii) payment of indemnification due the Indemnitee under this Agreement is not timely made, the Indemnitee shall be entitled to an adjudication in an appropriate court of competent jurisdiction of such Indemnitee’s entitlement to such indemnification or advancement of Expenses.

B. In the event that a determination shall have been made pursuant to this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article VII shall be conducted in all respects as a de novo trial, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.

C. If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Article VII, absent: (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

D. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article VII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

E. In the event that the Indemnitee, pursuant to this Article VII, seeks a judicial adjudication of such Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if successful in whole or in part, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by such Indemnitee in such judicial adjudication and, if requested by Indemnitee, the Company shall (within twenty (20) days after receipt by the Company of a written demand therefor) advance, to the extent not prohibited by law, the Charter or the Bylaws, any and all such Expenses.

ARTICLE VIII

NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE SUBROGATION

A. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of the Board of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee in any Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the MGCL permits greater indemnification to the Indemnitee than would be afforded currently under the MGCL, Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change if permitted by the MGCL.

B. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available and upon any “Change in Control” the Company shall obtain continuation and/or “tail” coverage for the Indemnitee to the maximum extent obtainable on commercially reasonable terms at such time. Specifically, to the extent reasonably available, the Company will maintain a directors and officers liability insurance policy. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

C. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

D. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

ARTICLE IX

CONTINUATION OF INDEMNITY

All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a member of the Board of Directors of the Company or acts in any other Corporate Status and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding by reason of such Indemnitee’s Corporate Status and during the period of statute of limitations for any act or omission occurring during the Indemnitee’s term of Corporate Status. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and such Indemnitee’s heirs, executors and administrators.

ARTICLE X

SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Article of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Article of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

ARTICLE XI

EXCEPTIONS TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES

Notwithstanding any other provisions of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement: (i) with respect to any Proceeding initiated by such Indemnitee against the Company other than a proceeding commenced pursuant to Article VII or (ii) if prohibited under applicable Maryland law.

ARTICLE XII

HEADINGS

The headings of the articles of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

ARTICLE XIII

MODIFICATION AND WAIVER

No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

ARTICLE XIV

DEFENSE OF PROCEEDING

A. The Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

B. Except for Proceedings brought by the Indemnitee pursuant to Article VII or as described in Article XI, the Company shall have the right to defend the Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify the Indemnitee of any such decision to defend within thirty (30) calendar days following receipt of notice of any such Proceeding under Paragraph 14(A) above, and the counsel selected by the Company shall be reasonably satisfactory to the Indemnitee. The Company shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, or (iii) has the actual effect of extinguishing, limiting or impairing the Indemnitee’s rights hereunder.

C. Notwithstanding the provisions of Paragraph 14(B) above, if in a Proceeding to which the Indemnitee is a party by reason of such Indemnitee’s Corporate Status, (i) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that the Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) the Company fails to assume the defense of such Proceeding in accordance with this Agreement, the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company.

ARTICLE XV

NOTICES

All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the fifth business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

If to the Indemnitee, to the address set forth in the records of the Company. If to the Company to:

NewLake Capital Partners, Inc.

Attn: David Weinstein

300 Park Avenue, 12th Floor

New York, NY 10022

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

ARTICLE XVI

GOVERNING LAW; VENUE

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland. Each party shall bring any Proceeding in respect of any claim arising out of or related to this Agreement exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”). Solely in connection with claims arising under this Agreement, each party hereto irrevocably and unconditionally (i) submits to the exclusive jurisdiction or venue, as applicable, of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding, (v) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Article XV; and (vi) agrees to request and/or consent to the assignment of any dispute arising out of this Agreement or the transactions contemplated by this Agreement to the Chosen Courts’ Business and Technology Case Management Program or similar program. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law. A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE XVII

INDEPENDENT LEGAL ADVICE

The Indemnitee acknowledges that the Indemnitee has been advised to obtain independent legal advice with respect to entering into this Agreement, that the Indemnitee has had sufficient opportunity to obtain such independent legal advice, and that the Indemnitee is entering into this Agreement with full knowledge of the contents hereof, of the Indemnitee’s own free will and with full capacity and authority to do so.

ARTICLE XVIII

PRIORITY AND TERM

This Agreement will supersede any previous agreement between the Company and the Indemnitee dealing with this subject matter and will be deemed to be effective as of the date that is the earlier of (a) the date on which the Indemnitee’s Corporate Status began; or (b) the date on which the Indemnitee first served, at the Company’s request, as a director, officer, or employee, or an individual acting in a capacity similar to a director, officer, or employee of another entity.

ARTICLE XIX

EXECUTION AND DELIVERY

This Agreement may be executed by the parties in counterparts and may be executed and delivered by electronic communication and all such counterparts or other electronic documents together will constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

NewLake Capital Partners, Inc. a Maryland corporation

By:	/s/ Gordon DuGan
Name:	Gordon DuGan
Title:	Authorized Signatory

INDEMNITEE

/s/ David Weinstein
David Weinstein